Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                      HAMILTON AEROSPACE TECHNOLOGIES, INC.

     FIRST: The name of the corporation is Hamilton Aerospace Technologies, Inc.

     SECOND: The address of its registered office in the State of Delaware is Werb & Sullivan, 300 Delaware Avenue, 10th Floor, Wilmington, New Castle County, State of Delaware. The name of its Registered Agent at such address is Brian A. Sullivan, Esq.

     THIRD: The nature of the business or purpose to be conducted or promoted is to engaged in any lawful act or activity which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which corporation shall have authority to issue is 1,000 shares of common stock without par value.

     FIFTH: The name and mailing address of the incorporator is as follows:

NAME:             Brian A. Sullivan, Esq.
ADDRESS:          Werb & Sullivan
                  300 Delaware Ave., 10th Floor
                  P.O. Box 25046
                  Wilmington, DE 19899

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

     EIGHTH: No director shall have personal liability to the corporation or stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director(i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for facts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law(iii)under Section 174 of Title 8 of the Delaware Code;(iv) for any transaction form which the director derived an improper personal benefit.

     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor to stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in any manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of

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creditors, as the case may be, and/or stockholders or class of stockholders of this corporation agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors, as the case may be, and also on this corporation.

     TENTH: Elections of directors need not be by written ballot unless the By-Laws of this corporation so provide.

     I, the undersigned, being the incorporator herein above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, to make this certificate, acknowledging the penalty of perjury, hereby declaring and certifying that this Instrument is my act and deed and the facts herein stated are true, pursuant to 8 Del. C.ss.103(b)(2)and accordingly have hereunto set my hand this 5th day of April, A.D., 2002.


                                          s/s Brian A. Sullivan
                                          --------------------------------------
                                              Brian A. Sullivan